UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 7, 2010 (December 3, 2010)

MASSEY ENERGY COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-07775	95-0740960
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 North 4th Street, Richmond, Virginia		23219
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (804) 788-1800

N/A

(Former name, former address and former fiscal year, if changed since last report date)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Chairman and Chief Executive Officer

On December 3, 2010, Massey Energy Company (the “Company”) announced that Don L. Blankenship resigned from the Board of Directors of the Company (the “Board”) and as the Company’s Chairman and Chief Executive Officer, effective as of December 3, 2010. Mr. Blankenship continues to be employed by the Company until his retirement, effective as of December 31, 2010 (the “Retirement Date”).

In connection with Mr. Blankenship’s retirement, Mr. Blankenship and the Company entered into a Retirement Agreement (the “Retirement Agreement”). The material terms and conditions of the Retirement Agreement are as follows:

•	two cash payments aggregating $12,000,000, the first in the amount of $2,000,000 will be paid on December 31, 2010, and the second in the amount of $10,000,000 will be paid on July 1, 2011;

•

cash payments on December 31, 2010, based upon reasonable estimates of actual performance to be agreed upon, for those portions of the 2008-2010 long-term incentive award, the 2010 cash incentive bonus award, the 2010 performance-based restricted unit awards, the 2010 performance-based cash incentive awards and the 2010 performance-based restricted stock award that would otherwise be payable to Mr. Blankenship for the performance periods ending 2010;

•	continued healthcare coverage for a period of two years;

•

any and all awards relating to fiscal year 2011 otherwise to be made under Mr. Blankenship’s Letter Agreement, dated December 30, 2009 (the “Letter Agreement”) will not be made and Mr. Blankenship will have no rights thereto;

•

except as otherwise provided in the Retirement Agreement, the Retirement Agreement does not affect Mr. Blankenship’s rights and entitlements under the Company’s other compensatory plans and programs; and

•

secretarial assistance in the form of a single secretary, who will be available to perform reasonable administrative and clerical tasks (but will not be permitted to perform any services related to any business or activities that are competitive with the Company or its subsidiaries or affiliates) and continued use of Mr. Blankenship’s office and standard office equipment at Lauren Land Company during the Consulting Period (as defined below), and, in the Company’s sole discretion, during the three subsequent calendar years.

Mr. Blankenship has covenanted in the Retirement Agreement with the Company that:

•

for a period of two (2) years after the Retirement Date, subject to certain exceptions, Mr. Blankenship will not, directly or indirectly, without the prior written consent of the Company (not to be unreasonably withheld), provide services to or engage in any other activities (whether as an owner, principal, agent, employer, director, officer, employee, partner, consultant or otherwise) for any company, business or other person engaged in operations or businesses that are the same as or substantially similar to, or are otherwise competitive with, those engaged in by the Company, its subsidiaries, or affiliates as of the Retirement Date;

•

for a period of two years after the Retirement Date, subject to certain limited exceptions, Mr. Blankenship will not, directly or indirectly, (1) offer employment to, recruit, hire or cause to be hired any officer or supervisory personnel of the Company or any of its affiliates or subsidiaries (or any individual who ceased to be such an officer or supervisor as a result of Mr. Blankenship’s violation of this provision) or (2) solicit, induce or encourage any such individual to terminate his or her employment with the Company or any of its subsidiaries or affiliates (whether or not for purposes of obtaining such individual’s services);

•

for a period of two years after the Retirement Date (the “Consulting Period”), Mr. Blankenship will provide consulting services as reasonably requested by the Company, for a $5,000 monthly retainer and reasonable expense reimbursement, to aid the Company in its business (including, without limitation, assistance with respect to the transition of Mr. Blankenship’s responsibilities to his successor, advising Company personnel on industry matters);

•	Mr. Blankenship will provide cooperation and assistance with litigation and similar proceedings as reasonably requested by the Company;

•

Mr. Blankenship will not make any statement, subject to certain exceptions, that criticizes or disparages the Company or its subsidiaries or affiliates, their past or present employees, officers, directors, representatives and agents, their respective operations or businesses or otherwise make any such statements that tend to portray any of the foregoing in an unfavorable light; and

•	Mr. Blankenship will not disclose to any person, or use for any purpose, any confidential or proprietary information of the Company.

In addition, in connection with the Retirement Agreement and subject to certain exceptions, Mr. Blankenship has released the Company and all its past and present subsidiaries, affiliates, owners, shareholders, officers, directors and employees, and all successors and assigns thereof (each a “Released Party”), from any and all claims which Mr. Blankenship now has, had, or may have against the Company or any other Released Party of any kind or nature whatsoever, arising from any act, omission, transaction, matter, or event (whether presently known or unknown) which occurred or is alleged to have occurred up to the date of the Retirement Agreement.

The above description of the Retirement Agreement is a summary and is qualified in its entirety by reference to the Retirement Agreement filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Appointment of Chief Executive Officer

On December 3, 2010 and in connection with Mr. Blankenship’s resignation, the Company’s Board of Directors appointed Baxter F. Phillips Jr., 64, to serve as Chief Executive Officer as of December 3, 2010. Mr. Phillips has been a director of the Company since May 22, 2007, and serves as a member of the Finance Committee. Mr. Phillips was elected President effective November 10, 2008. Prior to that time he served as Executive Vice President and Chief Administrative Officer from November 2004 to November 2008, as Senior Vice President and Chief Financial Officer from September 2003 to November 2004, and as Vice President and Treasurer from October 2000 to August 2003. Mr. Phillips joined the Company in 1981 and has also served in the roles of Corporate Treasurer, Manager of Export Sales and Corporate Human Resources Manager, among others.

Pursuant to his appointment as Chief Executive Officer, Mr. Phillips and the Company entered into an amendment (the “Amendment”), effective as of December 3, 2010, to the Employment and Change of Control Agreement, dated as of November 10, 2008, as amended (as amended, the “Employment Agreement”). The Amendment provides the following material changes to Mr. Phillips’ Employment Agreement: (i) the term of the Employment Agreement is extended from November 1, 2011 to December 31, 2011; (ii) Mr. Phillips’ annualized contractual base salary is increased as of December 3, 2010, from $650,000 to $1,100,000; (iii) an annual cash bonus award is awarded with a target amount no less than $1,800,000 for the Company’s 2011 fiscal year; (iv) Mr. Phillips is eligible for an annual special performance award for 2011 in the form of performance-based restricted stock and/or units of not less than $770,000; (v) Mr. Phillips is entitled to reimbursement up to $10,000 per year during the term of the Employment Agreement for reasonable and customary accounting, financial and tax planning and advice; (vi) Mr. Philips is entitled to participate in the Company’s long-term cash and equity incentive program with a target award of not less than $1,430,000 (exclusive of any awards made prior to December 3, 2010); (vii) each of Mr. Phillips’ outstanding restricted stock and restricted unit awards granted prior to 2010 and outstanding on December 3, 2010 are subject to immediate vesting as of December 3, 2010; and (viii) the lump sum cash payment that would be paid to Mr. Phillips upon a covered termination before or after a change in control is increased to $8,000,000.

The above description of the Amendment to the Employment Agreement is a summary and is qualified in its entirety by reference to the Amendment to the Employment Agreement filed herewith as Exhibit 10.2 and incorporated herein by reference.

Appointment of Non-Executive Chairman of the Board of Directors

On December 3, 2010 and in connection with Mr. Blankenship’s resignation, the Company’s Board of Directors appointed Admiral Bobby R. Inman to serve as non-executive Chairman of the Board of Directors, effective as of December 3, 2010. Admiral Inman currently also serves as the Company’s Lead Independent Director. As compensation for his service as the non-executive Chairman of the Board, Admiral Inman will receive annual cash compensation in the amount of $100,000. This compensation will be paid in addition to the annual compensation currently being paid to Admiral Inman for his service as the Lead Independent Director, a member of the Board of Directors and for serving as the Chairman of the Governance and Nominating and Public Policy Committees and as a member of the Compensation and Executive Committees and an ex officio member of the Audit, Finance and Safety and Environmental Committees.

The press release issued on December 3, 2010, by the Company announcing Mr. Blankenship’s retirement, the appointment of Mr. Phillips as Chief Executive Officer and Admiral Inman as non-executive Chairman of the Board of Directors is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Bylaw Amendments Regarding Reduction in Size of Board and Chairman Position

In connection with Mr. Blankenship’s resignation, the Board of Directors approved amendments to the Amended and Restated Bylaws of the Company (as amended and restated, the “Bylaws”), effective December 3, 2010, to modify the language in (i) Section 3.02 to decrease the number of authorized board members from ten to nine and (ii) Section 4.01 to remove the position of Chairman as an officer of the Company. The full text of the Bylaws, as amended and restated as of December 3, 2010, is attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

3.2	Amended and Restated Bylaws of the Company, effective as of December 3, 2010.

10.1	Retirement Agreement with Don L. Blankenship, effective December 3, 2010.

10.2	Amendment to Employment and Change in Control Agreement between Massey Energy Company and Baxter F. Phillips, Jr., effective December 3, 2010.

99.1	Press Release issued by the Company on December 3, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASSEY ENERGY COMPANY

Date: December 7, 2010	By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Vice President and Corporate Secretary

Exhibit Index

Exhibit No.	Description

3.2	Amended and Restated Bylaws of the Company, effective as of December 3, 2010.

10.1	Retirement Agreement with Don L. Blankenship, effective December 3, 2010.

10.2	Amendment to Employment and Change in Control Agreement between Massey Energy Company and Baxter F. Phillips, Jr., effective December 3, 2010.

99.1	Press Release issued by the Company on December 3, 2010.

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